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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Global Telecommunication Solutions, Inc.:

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

/s/ KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania


June 17, 1997